Exhibit 99.2

               Vertrue Inc. Announces Redemption of Senior Notes

     NORWALK, Conn.--June 11, 2007--Vertrue Incorporated (NASDAQ: VTRU) (the "Company"), announced today that it has given notification of redemption to the holders of its 9 1/4% Senior Notes due 2014, CUSIP No. 92534NAA9 (the "Notes"), in accordance with the terms of the Indenture dated as of April 13, 2004, as supplemented by the First Supplemental Indenture, dated as of April 28, 2006, by and among the Vertrue, LaSalle Bank National Association, as Trustee, Bargain Networks, Inc., Lavalife Inc., My Choice Medical Holdings, Inc., and MemberWorks Canada Corporation, as guarantors (the "Indenture").

     The redemption is conditioned upon the consummation of the merger (the "Merger") contemplated by the previously-announced merger agreement providing for the acquisition of the Company by the Company's management and an investor group consisting of One Equity Partners, Oak Investment Partners and Rho Venture. The redemption date is expected to be the date of the consummation of the Merger, which is subject to receipt of stockholder and regulatory approvals as well as satisfaction of additional customary closing conditions. The full $150,000,000 aggregate principal amount of the Notes will be redeemed. The redemption price for the Notes will be 100% of the principal amount of the Notes plus accrued but unpaid interest to the redemption date plus the applicable premium provided for in the Indenture.

     The Notes being  redeemed  must be  surrendered  to LaSalle  Bank  National
Association, the Paying Agent, whose address is LaSalle Bank National Association, Corporate Trust Operations, 135 S. LaSalle Street, Suite 1811, Chicago, Illinois 60603.

     ABOUT VERTRUE

     Vertrue Incorporated is a premier Internet direct marketing services company. Vertrue operates a diverse group of marketing businesses that share a unified mission: to provide every consumer with access to savings and services that improve their daily lives. Vertrue's members and customers have access to direct-to-consumer savings across its five vertical markets of healthcare, personal property, security/insurance, discounts, and personals, which are all offered online through a set of diverse Internet marketing channels. Vertrue is headquartered in Norwalk, Conn.

     FORWARD-LOOKING STATEMENTS

     Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of the Company and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. Risks and uncertainties relating to the proposed transaction include the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.

     ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed merger of the Company with Velo Acquisition Inc., (the "Merger"), the Company has filed a preliminary Proxy Statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Vertrue Incorporated, Attn. Legal Department, 20 Glover Avenue, Norwalk, CT 06850, telephone: (203) 324-7635, or from the Company's website, http://www.vertrue.com.

     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement for the Company's 2006 Annual Meeting of Stockholders, which was filed with the SEC on October 12, 2006. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

     CONTACT: Vertrue Incorporated
              Gary A. Johnson, 203-324-7635